                                                               Exhibit 23.1



             Consent of Ernst & Young LLP, Independent Auditors


    We consent to the use of our report dated June 6, 1997 with respect to the consolidated financial statements of Mail Boxes Etc. included in this Current Report on Form 8-K of U.S. Office Products Company, and to the incorporation by reference of the above referenced report into U.S. Office Products Company's previously filed Registration Statements on Form S-3, No. 333-10383 and No. 333-14025, and Registration Statement on Form S-4, No. 333-13133, and Registration Statements on Form S-8, No. 333-01574, No. 333-12789 and no. 333-24581.

                                              Ernst & Young LLP


San Diego, California
July 17, 1997